UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 25, 2010
BioClinica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11182	11-2872047

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000
(Registrant’s telephone number,
including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth below under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On March 25, 2010, BioClinica, Inc. (the “Company”), acquired substantially all of the assets of TranSenda International, LLC (“TranSenda”), a Washington limited liability company (the “Acquisition”). The Acquisition was made pursuant to an Asset Purchase Agreement, dated March 25, 2010, by and between the Company and TranSenda (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Company purchased and acquired from TranSenda all right, title and interest of TranSenda in and to the Purchased Assets (as defined in the Purchase Agreement) and assumed the Assumed Liabilities (as defined in the Purchase Agreement) of TranSenda.
     As consideration for the Purchased Assets and Assumed Liabilities, the Company paid Five Hundred Seventy-Seven Thousand Nine Hundred Sixty (577,960) shares of common stock, par value $0.00025 per share, of the Company, valued at a volume weighted average price per share equal to $4.325560, and subject to a post-closing adjustment based on the Final Closing Net Working Capital (as defined in the Purchase Agreement). Pursuant to the terms of the Purchase Agreement, fifteen percent (15%) of the aggregate consideration is to be held in escrow to cover any potential indemnification claims under the Purchase Agreement for a period of twelve (12) months following the Closing Date (as defined in the Purchase Agreement). As part of the Purchase Agreement, TranSenda agreed not to directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock received pursuant to the Purchase Agreement for a period beginning on the date the Purchase Agreement was executed and continuing to and including the date twelve (12) months after such date.
     Additionally, pursuant to the terms of a Registration Rights Agreement, dated March 25, 2010, by and among the Company, TranSenda and each common member of TranSenda (the “Registration Rights Agreement”), the Company provided TranSenda and its common members (collectively, the “Holders”) with certain registration rights. To the extent the Company proposes to register any of its securities under the Securities Act of 1933, as amended, in connection with a public offering of such securities solely for cash (not including any registration statement on Forms S-4, S-8 or similar forms), the Company shall provide notice to the Holders, and the Holders can request that the Company include the shares issued pursuant to the Purchase Agreement on such registration statement. However, to the extent the Company proposes to register securities in an underwritten offering, it is not required to include the Holders’ shares of common stock unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters. These registration rights expire upon the earliest to occur of: (i) when all of such Holder’s Registrable Securities (as defined in the Registration Rights Agreement) can be sold without restriction under Rule 144 of the Securities Act and the transfer agent has removed all restrictive legends from the certificates or instruments representing the Restricted Securities (as defined in the Registration Rights Agreement); (ii) when all Registrable

Securities have been registered pursuant to the Registration Rights Agreement; and (iii) the third anniversary of the date of the Registration Rights Agreement. As part of the Registration Rights Agreement, all of the Holders also agreed not to directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock received pursuant to the Purchase Agreement for a period beginning on the date the Purchase Agreement was executed and continuing to and including the date twelve (12) months after such date.
     The foregoing description of the Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 2.1 and the Registration Rights Agreement attached hereto as Exhibit 4.1, and both of which are incorporated herein by reference.
     On March 26, 2010, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     Any financial statements required to be filed in connection with the Acquisition described in Item 2.01 above will be filed as an amendment to this Form 8-K as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K was required to be filed.
     (b) Pro Forma Financial Information.
     The pro forma financial information required to be filed in connection with the Acquisition described in Item 2.01 above will be filed as an amendment to this Form 8-K as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K was required to be filed.
     (d) Exhibits.

Exhibit No .	Description

2.1	Asset Purchase Agreement, dated as of March 25, 2010, by and between BioClinica, Inc. and TranSenda International, LLC.

4.1	Registration Rights Agreement, dated as of March 25, 2010, by and among BioClinica, Inc., TranSenda International, LLC and each common member of TranSenda International, LLC.

99.1	Press Release of BioClinica, Inc. dated March 26, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOCLINICA, INC.
Dated: March 26, 2010	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer